Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with the Quarterly Report on Form 10-Q of Cousins Properties Incorporated (the “Corporation”) for the quarter ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the President and Chief Executive Officer of the Corporation and the Vice Chairman of the Board, certifies that to his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ Thomas D. Bell, Jr.

Thomas D. Bell, Jr.
President, Chief Executive Officer
     and Vice Chairman of the Board
November 8, 2004

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